Exhibit 10.8.2

Amendment # 2 to the Collaboration and Option Agreement

This is a Second Amendment (“Amendment #2”) to the Collaboration and Option Agreement dated May 14th 2009 (the “Agreement) by and between Celgene Corporation, a Delaware Corporation having a place of business at 86 Morris Avenue, Summit, New Jersey 07901 (“Celgene”), and GlobeImmune, Inc., a Delaware Corporation having a place of business at 1450 Infinite Drive, Louisville, Colorado 80027 (“GlobeImmune”).

WITNESSETH:

WHEREAS, the Agreement sets forth certain rights and obligations of both parties relating to a certain collaboration, research and development activities for certain drug candidates and future drug programs;

WHEREAS, GlobeImmune and Celgene amended the Agreement on November 6th 2009, (“Amendment #1”) which extended the time to negotiate the manufacture and supply agreement from 180 days to 270 days; and.

WHEREAS, GlobeImmune and Celgene desire to amend the Agreement further, pursuant to Section 13.5, Waivers and Modifications, to allow for additional time to negotiate and enter into a Supply Agreement between the parties as further described below.

NOW, THEREFORE, in consideration of the covenants contained herein the parties hereto, intending to be legally bound hereby, agree to amend the Agreement as follows:

1.	Section 4.8. Manufacture and Supply as amended pursuant to Amendment #1, is further amended to remove the following language in the second sentence:

“two hundred and seventy (270) days”

and such language is replaced as follows:

“four hundred and fifty (450) days”

This Amendment #2, together with the Agreement and Amendment #1, constitute the entire agreement between the parties with respect to the subject matter contained therein, and together, supersede and replace any and all prior and contemporaneous understandings, arrangements and agreements, whether oral or written, with respect to the subject matter.

Except as otherwise amended hereby, the Agreement shall remain in full force and effect as presently written, and the rights, duties, liabilities and obligations of the parties thereto, as presently constituted, will continue in full effect.

IN WITNESS WHEREOF, the parties have caused this Amendment #2 to be executed by their duly authorized representatives, effective this 9th day of February 2010.

CELGENE CORPORATION		GLOBEIMMUNE, INC.

Signature:	/s/ G.S. Columbeski	Signature:	/s/ Timothy C. Rodell

Print Name:	G.S. Columbeski	Print Name:	Timothy C. Rodell

Title:	SVP Business Dev.	Title:	Chief Executive Officer

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